UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

________________

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117
              (Address of Principal Executive Offices) (Zip Code)

(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

          Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) and The Salk Institute for Biological Studies (“Salk”) entered into a Settlement Agreement and Mutual Release of All Claims (“Settlement Agreement”) effective September 2, 2008, pursuant to which the parties resolved all disputes that have arisen between them, including Salk’s primary claim in arbitration relating to the sale of Targretin® to Eisai Inc. in 2006.  In addition, the parties have agreed to jointly seek dismissal with prejudice of all claims and counter claims asserted in the ongoing arbitration between Ligand and Salk.

Pursuant to the terms of the Settlement Agreement, the Company and Salk also agreed to terminate their January 28, 1997 license agreement relating to certain PPAR technology and their April 12, 2002 amended and restated license agreement.  The termination of these agreements does not impact any previously granted sublicense or conveyance of rights to any third party.  Ligand does not believe that it requires a license from Salk for its ongoing business activities, but, under the Settlement Agreement, Salk has granted to Ligand and its sublicensees a covenant not to sue under any patents or know-how that were the subject of such terminated agreements for any past, present or future use of such patents or know-how.  Certain provisions of the April 12, 2002 amended and restated license agreement will remain in effect with respect to bazedoxifene during the life of the remaining applicable patents, but Ligand retains the right to acquire a paid-up license for any new indications of bazedoxifene upon filing of any relevant new NDA with the FDA.

Under the Settlement Agreement, Salk agreed to drop its claim for at least $25 million asserted in the ongoing arbitration and Ligand agreed to pay to Salk $9.5 million immediately upon settlement and an additional $3.5 million six months from the date of settlement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2008.

Item 1.02  Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Settlement Agreement is incorporated by reference herein and made a part hereof.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Company’s obligations under the Settlement Agreement is incorporated by reference herein and made a part hereof.

Item 7.01  Regulation FD Disclosure.

On September 5, 2008, the Company issued a press release announcing that the Company and Salk had entered into the  Settlement Agreement, effective September 2, 2008.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

	Exhibit No.	Description

	99.1	Press release of the Company dated September 5, 2008.

Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Ligand Pharmaceuticals Incorporated, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date:	September 5, 2008	By:	/s/ Charles S. Berkman
		Name:	Charles S. Berkman
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated September 5, 2008.